As filed with the Securities and Exchange Commission on October 10, 2018

Registration No. 333-152653

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 11

To

Form S-11

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Gramercy Property Trust

(BRE Glacier L.P. as successor by merger to Gramercy Property Trust)

(Exact Name of Registrant as Specified in Its Charter)

90 Park Avenue, 32nd Floor, New York, NY 10016

(212) 297-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Edward J. Matey Jr.

General Counsel, Secretary and Executive Vice President

Gramercy Property Trust

90 Park Avenue, 32nd Floor, New York, NY 10016

(212) 297-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Brian M. Stadler, Esq.

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

(212) 455-2000

Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of securities that were registered but not sold pursuant to this registration statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 11 relates to the Registration Statement on Form S-11 (File No. 333-152653) (the “Registration Statement”) of Gramercy Property Trust, a Maryland real estate investment trust (formerly known as CB Richard Ellis Realty Trust, the “Company”), which was filed with the Securities and Exchange Commission on July 30, 2008.

On October 10, 2018, pursuant to the terms of the Agreement and Plan of Merger, dated as of May 6, 2018, among the Company, BRE Glacier Parent L.P., a Delaware limited partnership, BRE Glacier L.P., a Delaware limited partnership (“Merger Sub I”), BRE Glacier Acquisition L.P., a Delaware limited partnership, and GPT Operating Partnership LP, a Delaware limited partnership, the Company merged with and into Merger Sub I, with Merger Sub I continuing as the surviving company in the merger (the “Merger”).

As a result of the Merger, any and all offerings of securities registered pursuant to the Registration Statement have been terminated.  In accordance with undertakings made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statement that remain unsold at the termination of the offering, Merger Sub I, as successor to the Company, hereby removes from registration all securities registered under the Registration Statement but unsold as of the date hereof.

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 11 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on October 10, 2018.

BRE Glacier L.P.
(as successor by merger to Gramercy Property Trust)

By:	/s/ Edward J. Matey Jr.
	Name:	Edward J. Matey Jr.
	Title:	General Counsel, Executive Vice President and Secretary

3